For Further Information:

Quality Systems, Inc.                      CCG Investor Relations
18191 Von Karman Ave, #450                 15300 Ventura Blvd., Suite 303
Irvine, CA  92612                          Sherman Oaks, CA  91403
www.qsii.com                               www.coffincg.com
(949) 255-2600                             (818) 789-0100
CONTACT: Lou Silverman                     CONTACT: William F. Coffin, President
         President and CEO                          Sean Collins, Partner

                  QUALITY SYSTEMS REPORTS THIRD QUARTER RESULTS

IRVINE, Calif.--(BUSINESS WIRE)--February 2, 2003--Quality Systems, Inc. (NASDAQ:QSII - news) today announced the results of operations for its fiscal 2004 third quarter ended December 31, 2003.

The Company posted net revenues of $18.2 million in the third quarter, an increase of 26% from $14.4 million for the same quarter last year. The Company reported net income of $2,611,000, an increase of 35% over net income of $1,935,000 for the comparable quarter of the prior year. Fully diluted earnings per share totaled $0.40 in the quarter, an increase of 33% over the fully diluted $0.30 per share earnings recorded in the same quarter of last year.

The revenue and net income results achieved in the quarter were records for the Company. The quarter's revenue increase was driven by record revenue in the Company's NextGen Healthcare Information Systems division, which posted revenue of $14.0 million, up 40% over the same quarter of the prior year. Both the QSI division and the NextGen Healthcare Information Systems division contributed significantly to the Company's record operating income, which increased 49% over the prior-year quarter to $4.1 million.

Quality Systems, Inc. will hold a conference call to discuss third-quarter financial results today, Monday, February 2, 2004 at 1:00 p.m. EST (10:00 a.m.
PST). To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. There is no pass code required for this call.

If you are unable to participate in the call at this time, a replay will be available on Monday, February 2 at 1:00 p.m. PST, through Monday, February 9 at midnight EST. To access the replay dial (800) 642-1687 and enter the conference ID number 5112055.

A transcript of the conference call will be made available on the QSII Web site (www.qsii.com).

About Quality Systems

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, medical records, and connectivity applications for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs,

                                     (more)

Quality Systems - Third Quarter 2004
For Release February 2, 2004
Page 2

intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                            (financial tables follow)

Quality Systems - Third Quarter 2004
For Release February 2, 2004
Page 3

                              Quality Systems, Inc.
                        Consolidated Statements of Income
                                   (unaudited)

                                               Three Months Ended           Nine Months Ended
                                                  December 31,                 December 31,
                                               2003          2002          2003          2002
                                           -----------   -----------   -----------   -----------

Net Revenues:
   Sales of computer systems,
      Upgrades and supplies                  9,859,000     7,666,000    29,359,000    20,905,000
   Maintenance and other services            8,340,000     6,734,000    22,788,000    18,796,000
                                           -----------   -----------   -----------   -----------
                                            18,199,000    14,400,000    52,147,000    39,701,000

Cost of Products and Services                7,523,000     6,353,000    21,625,000    16,933,000
                                           -----------   -----------   -----------   -----------

Gross Profit                                10,676,000     8,047,000    30,522,000    22,768,000

Selling, General and
   Administrative Expenses                   4,902,000     3,918,000    14,410,000    11,033,000
Research and Development Costs               1,628,000     1,347,000     4,496,000     3,695,000
                                           -----------   -----------   -----------   -----------
Income from Operations                       4,146,000     2,782,000    11,616,000     8,040,000

Investment Income                               95,000       109,000       284,000       336,000
                                           -----------   -----------   -----------   -----------

Income before Provision for Income Taxes     4,241,000     2,891,000    11,900,000     8,376,000

Provision for Income Taxes                   1,630,000       956,000     4,604,000     3,104,000
                                           -----------   -----------   -----------   -----------

Net Income                                 $ 2,611,000   $ 1,935,000     7,296,000   $ 5,272,000
                                           ===========   ===========   ===========   ===========

Income  per Share - Basic                  $      0.42   $      0.32   $      1.18   $      0.86
                                           ===========   ===========   ===========   ===========

Income  per Share - Diluted                $      0.40   $      0.30   $      1.13   $      0.83
                                           ===========   ===========   ===========   ===========

Weighted average number
   of shares outstanding - Basic             6,237,000     6,134,000     6,162,000     6,121,000
                                           ===========   ===========   ===========   ===========

Weighted average number
   of shares outstanding - Diluted           6,549,000     6,403,000     6,476,000     6,363,000
                                           ===========   ===========   ===========   ===========

Quality Systems - Third Quarter 2004
For Release February 2, 2004
Page 4

                              Quality Systems, Inc.
                           Consolidated Balance Sheets
                                 (in thousands)

                                                       December 31,    March 31,
                                                           2003          2003
                                                       ------------   ----------
                                                       (unaudited)

                                     ASSETS

Current Assets:

   Cash and cash equivalents                            $   45,348    $   36,443
   Accounts receivable, net                                 21,545        17,561
   Inventories                                                 837           667
   Deferred tax assets                                       2,029         2,029
   Other current assets                                      1,408         2,086
                                                        ----------    ----------

         Total current assets                               71,167        58,786

Equipment and Improvements, net                              1,919         1,777
Capitalized Software Costs, net                              3,323         2,511
Deferred Tax Asset                                           1,819         1,819
Excess of Cost Over Net Assets
   of Acquired Business, net                                 1,840         1,840
Other Assets                                                 1,049           869
                                                        ----------    ----------

         Total assets                                   $   81,117    $   67,602
                                                        ==========    ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                     $    2,066    $    2,477
   Deferred revenue                                         16,299        11,699
   Other current liabilities                                 6,747         5,893
                                                        ----------    ----------

         Total liabilities                                  25,112        20,069

Commitments and Contingencies

Shareholders' Equity:
   Common stock, $0.01 par value, 20,000 shares authorized, 6,276 and 6,152 shares issued

      and outstanding, respectively                             63            62
   Additional paid-in capital                               37,946        35,121
   Retained Earnings                                        19,646        12,350
   Deferred Compensation                                    (1,650)           --
                                                        ----------    ----------

         Total shareholders' equity                         56,005        47,533

         Total liabilities and
            Shareholders' equity                        $   81,117    $   67,602
                                                        ==========    ==========

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